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                                                                    EXHIBIT 24.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation into the Registration Statement on Form S-8 of Mustang Software, Inc. relating to 444,000 shares of Common Stock issuable upon exercise of options granted under the Mustang Software, Inc. 1994 Incentive and Nonstatutory Stock Option Plan of our report dated February 6, 1996 relating to the financial statements of Mustang Software, Inc. which appears in its Annual Report on Form 10-KSB for the year ended December 31, 1995.

Los Angeles, California
June 27, 1996

                                         /s/ ARTHUR ANDERSEN L.L.P.
                                         --------------------------------
                                             Arthur Andersen L.L.P.